                                                           EXHIBIT 99.4

                             SHAREHOLDERS' AGREEMENT


                  This SHAREHOLDERS' AGREEMENT (this "AGREEMENT") is made and entered into as of May 26, 2000, by and between The Prudential Insurance Company of America ("PRUDENTIAL"), Gateway Recovery Trust, (individually "GATEWAY" and, collectively with Prudential, "PRUDENTIAL/GATEWAY") TCW Special Credits Fund IV, TCW Special Credit Plus Fund, TCW Special Credits Trust IV, TCW Special Credits Trust IVA, TCW Special Credits, as investment manager of the Weyerhaeuser Company Master Retirement Trust Separate Account, OCM Real Estate Opportunities Fund A, L.P., OCM Real Estate Opportunities Fund B, L.P., and Oaktree Capital Management, LLC as investment manager of Gryphon Domestic VII, LLC Separate Account (collectively, the "OAKTREE ENTITIES").


                               W I T N E S S E T H


                  WHEREAS, Prudential, Gateway and each of the Oaktree Entities hold the number of shares of Common Stock (as defined herein) of The Peregrine Real Estate Trust f/k/a/ Commonwealth Equity Trust, a trust organized under the laws of the State of California (together with any successor, the "COMPANY"), as are set forth opposite its name on Schedule 1 hereto; and

                  WHEREAS, Prudential/Gateway and the Oaktree Entities deem it to be in their best interests to regulate certain of their rights in connection with their interests in the Company, and desire to enter into this Agreement in order to effectuate this purpose;

                  NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein, the parties agree as follows:

                  SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                  "ACQUIROR" has the meaning assigned to such term in SECTION 2.

                  "AFFILIATE" of a Holder means any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. "Control," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); PROVIDED that control shall be conclusively presumed when any Person or entity or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of a majority of the directors of a corporation.

                  "AGREEMENT" means this Agreement, as the same shall be amended from time to time.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which banks are authorized or obligated to close in San Francisco, State of California.

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                  "COMMON STOCK" means the Company's common shares of beneficial interest, and any securities issued in substitution or exchange therefor.

                  "COMPANY" has the meaning assigned to such term in the recitals.

                  "NOTES" means the issued and outstanding 8.5% secured notes of the Company due October 1, 2000, and any indebtedness issued in substitution or exchange therefor.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                  "PRO RATA PORTION" shall mean, with respect to Gateway or Prudential, the result realized by dividing (i) the number of shares of Common Stock described on Schedule 1 hereto which are then held by Prudential or Gateway (as applicable) by (ii) the total number of shares of Common Stock described on Schedule 1 hereto then held by the Oaktree Entities, Prudential and Gateway.

                  "SECURITIES" shall mean the shares of Common Stock and any securities convertible or exercisable into shares of Common Stock, and whenever an amount of Securities is calculated or used in any provision of this Agreement, convertible or exercisable securities shall be counted as the number of shares of Common Stock issuable upon such conversion or exercise.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "TRANSFER" means to issue, sell, assign, or otherwise transfer for value the Securities.

                  "TRANSFER NOTICE" has the meaning assigned to it in SECTION 2.

                  SECTION 2.       DRAG-ALONG.

                  (a) COMMON STOCK SALE. If the Oaktree Entities elect to Transfer a number of shares of Common Stock equal to seventy-five percent (75%) or more of the aggregate number of shares of Common Stock held by the Oaktree Entities on the date hereof as set forth on Schedule 1 hereto to a third party other than an Affiliate of any of the Oaktree Entities (an "Acquiror"), then the Acquiror shall have the right, at its option, to simultaneously purchase from Prudential/Gateway, and Prudential/Gateway will have an obligation to sell, all (but not less than all) of the Common Stock held by Prudential/Gateway at the same price per share, with the same form of consideration and upon the same terms and conditions. Prudential/Gateway agrees to vote all shares of Common Stock held by such entities in favor of any merger, consolidation or similar transaction pursuant to which the Oaktree Entities would Transfer seventy-five percent (75%) or more of the aggregate number of shares of Common Stock held by the Oaktree Entities if such transaction is voted for by the Oaktree Entities. The rights and obligations set forth in this Section 2 shall terminate concurrent with any termination of the agreements of Prudential/Gateway set forth in Section 5 resulting from an election to terminate

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the agreement of Prudential/Gateway set forth in Section 5 hereof permitted pursuant to the terms of Section 5 hereof.

                  (b) EXERCISE OF RIGHTS. To exercise this drag-along right, the Oaktree Entities shall provide written notice (a "Transfer Notice") to each of Prudential and Gateway no later than fifteen (15) Business Days prior to the date of the proposed Transfer of Common Stock containing all of the terms of the transaction and identifying the name and address of the Acquiror.

                  SECTION 3. TAG-ALONG. With the exception of Transfers by the Oaktree Entities of an aggregate of twenty-five percent (25%) or less of the aggregate number of shares of Common Stock held by the Oaktree Entities on the date hereof as set forth on Schedule 1 hereto, at least twenty (20) days prior to any subsequent Transfer by any Oaktree Entities (the "Selling Oaktree Entity") to any person or entity other than (a) partners of any Oaktree Entity pursuant to in-kind distributions (so long as no sale of such shares is then contemplated), (b) pursuant to a sale on a national securities exchange, an automated quotation system or over the counter system, or (c) an Affiliate of such Oaktree Entity if such Affiliate has first agreed in writing to be bound by the terms of this Agreement, the Selling Oaktree Entity shall provide to Prudential/Gateway a Transfer Notice explaining the terms of such Transfer and identifying the name and address of the potential Acquiror. Upon receipt of such Transfer Notice, each of Prudential and Gateway shall have the right, upon delivery of a written request to the Selling Oaktree Entity within twenty (20) days of the date the Transfer Notice is received by Prudential/Gateway, to cause to be sold to the potential Acquiror its Pro-Rata Portion of the total number of shares of Common Stock which are proposed to be sold by the Selling Oaktree Entity in the Transfer Notice at the same price and on the same terms and conditions contained in the Transfer Notice delivered in connection with such proposed transaction, simultaneously with (and conditioned upon) the Transfer described in the Transfer Notice. The rights and obligations set forth in this
Section 3 shall terminate concurrent with any termination of the agreements of Prudential/Gateway set forth in Section 5 resulting from an election to terminate the agreement of Prudential/Gateway set forth in Section 5 hereof permitted pursuant to the terms of Section 5 hereof.

                  SECTION 4. CONVERSION. The Oaktree Entities agree that they will not (a) exchange Notes held by the Oaktree Entities into Common Stock at an exchange price less than the greater of (i) fifty cents ($.50) per share of Common Stock to be issued in such exchange or (ii) ten cents ($.10) per share less than the highest price paid by the Company to purchase any share of Common Stock following the date of this Agreement and prior to the date of such exchange of Notes for Common Stock or (b) effect any subsequent exchange of Notes into the Company's Common Stock at an exchange price that is less than the exchange price of the first exchange of Notes into Common Stock by the Oaktree Entities. The rights and obligations set forth in this Section 4 shall terminate concurrent with any termination of the agreements of Prudential/Gateway set forth in Section 5 resulting from an election to terminate the agreement of Prudential/Gateway set forth in Section 5 hereof permitted pursuant to the terms of Section 5 hereof.

                  SECTION 5. MERGER. Each of the parties hereto agrees that it will (a) execute a written consent in the form attached hereto as Exhibit A approving the proposed merger of the

Company with and into Newco (the "Merger"), pursuant to a merger agreement in substantially the form attached hereto as Exhibit B, (b) contribute all of the shares of beneficial interests in the Company that it owns to a newly-formed entity that will have no assets or liabilities and will, following such contribution, be wholly-owned by the parties hereto in the relative percentages set forth on Schedule A attached hereto ("Newco") and that will have a declaration of trust in substantially the form attached hereto as Exhibit C, provided, that in the case of Prudential/Gateway, such contribution shall occur immediately prior to, and substantially concurrently with, the consummation of the Merger, (c) vote all equity interests of Newco and the Company held by such party to approve the Merger and (d) take all commercially reasonable actions as a shareholder of Newco and the Company, as applicable, that are necessary to cause Newco and the Company, respectively, to consummate the Merger. The agreements of each party contained in this Section 5 shall continue until December 31, 2000 (the "Initial Term") and for successive six months periods thereafter (the "Successive Terms") unless such party shall give written notice to each other party hereto not less than one month prior to the expiration of the Initial Term or the applicable Successive Term that it elects to terminate its agreements under this Section 5, in which case the agreement of such party under this Section 5 shall terminate on the last day of the Initial Term or the applicable Successive Term, as applicable.

                  SECTION 6. REPRESENTATIONS. Each party hereto represents and warrants that (i) it is the legal and beneficial owner of the shares or Common Stock set forth opposite its name on Schedule 1 hereto, and (ii) this Agreement has been duly authorized by all necessary corporate, partnership or trust action, has been validly executed and delivered by such party, and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with this Agreement's terms.

                  SECTION 7. EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

                  SECTION 8. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


  If to Prudential, to:              The Prudential Insurance Company of America
                                     Prudential Capital Group
                                     Four Gateway Center, 7th Floor
                                     100 Mulberry Street
                                     Newark, New Jersey  07102
                                     Facsimile:    (973) 802-2333
                                     Attention:    Gwen Foster


  If to Gateway, to:                 c/o Prudential Capital Group
                                     Four Gateway Center, 7th Floor
                                     100 Mulberry Street

                                     Newark, New Jersey  07102
                                     Facsimile:    (973) 802-2333
                                     Attention:    Gwen Foster


  If to the Oaktree Entities, to:    Oaktree Capital Management, LLC
                                     333 South Grand Avenue, 28th Floor
                                     Los Angeles, California  90071
                                     Attention: Richard Masson, Principal
                                     Facsimile: (213) 830-6494
                                     Attention: Kenneth Liang, Managing Director
                                     Facsimile:    (213) 830-8522


  with a copy to:                    Milbank, Tweed, Hadley & McCloy
                                     601 South Figueroa Street, 30th Floor
                                     Los Angeles, California 90017
                                     Facsimile:    (213) 629-5063
                                     Attention:    Deborah Baumgart

All such notices, requests and other communications will be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  SECTION 9. WAIVER. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have.

                  SECTION 10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  SECTION 11. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to principles of conflict of laws.

                  SECTION 12. AMENDMENT OR TERMINATION. The provisions of this Agreement relating to Common Stock may be amended or terminated at any time only by an instrument in writing signed by each of the parties hereto.

                  SECTION 13. BENEFIT AND BINDING EFFECT. Subject to compliance with the terms of this Agreement regarding Transfer of Securities, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns provided that the provisions of this Agreement that are binding upon the Oaktree Parties and Prudential/Gateway shall not be enforceable against successors and assigns of the Oaktree Parties and Prudential/Gateway, respectively, if and to the extent that Prudential/Gateway or the Oaktree Parties, respectively, notify the other parties or their successors or assigns that the provisions of this Agreement shall not be binding upon or inure to the benefit of such successors or assigns.

                  SECTION 14. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the day and year first above written.


                                         THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                         By: /s/  GWENDOLYN FOSTER
                                            ------------------------------
                                             Name:  Gwendolyn Foster
                                             Title: Vice President



                                         GATEWAY RECOVERY TRUST


                                         By:/s/  GWENDOLYN FOSTER
                                            ------------------------------
                                             Name:  Gwendolyn Foster
                                             Title: Vice President



                                         TCW SPECIAL CREDITS FUND IV

                                         By: TCW Special Credits,
                                         Its: General Partner

                                              By:  TCW Asset Management Company,
                                              Its: Managing General Partner


                                              By:/s/ RICHARD MASSON
                                                 --------------------------
                                                   Name:  Richard Masson
                                                   Title: Authorized Signatory


                                              By:/s/  KENNETH LIANG
                                                 --------------------------
                                                   Name:  Kenneth Liang
                                                   Title: Authorized Signatory

                                       TCW SPECIAL CREDITS PLUS FUND

                                       By: TCW Special Credits,
                                       Its: General Partner

                                             By:  TCW Asset Management Company,
                                             Its: Managing General Partner


                                             By: /s/ RICHARD MASSON
                                                ----------------------------
                                                  Name:  Richard Masson
                                                  Title: Authorized Signatory


                                             By:/s/  KENNETH LIANG
                                                ----------------------------
                                                  Name:  Kenneth Liang
                                                  Title: Authorized Signatory



                                       TCW SPECIAL CREDITS TRUST IV

                                       By:  Trust Company of the West, Trustee


                                             By:/s/ RICHARD MASSON
                                                ---------------------------
                                                  Name:  Richard Masson
                                                  Title: Authorized Signatory


                                             By:/s/  KENNETH LIANG
                                                ---------------------------
                                                  Name:  Kenneth Liang
                                                  Title: Authorized Signatory



                                       TCW SPECIAL CREDITS TRUST IVA

                                       By:  Trust Company of the West, Trustee


                                             By:/s/ RICHARD MASSON
                                                ---------------------------
                                                  Name:  Richard Masson
                                                  Title: Authorized Signatory


                                             By:/s/  KENNETH LIANG
                                                ---------------------------
                                                  Name:  Kenneth Liang
                                                  Title: Authorized Signatory

                              OCM REAL ESTATE OPPORTUNITIES
                              FUND A, L.P.

                              By:  Oaktree Capital Management, LLC
                              Its: General Partner


                                   By:/s/ RICHARD MASSON
                                     ----------------------------
                                          Name:  Richard Masson
                                          Title: Principal


                                   By:/s/  KENNETH LIANG
                                   ----------------------------
                                           Name:  Kenneth Liang
                                           Title: Managing Director and General
                                                  Counsel



                              OCM REAL ESTATE OPPORTUNITIES
                              FUND B, L.P.

                              By:  Oaktree Capital Management, LLC
                              Its: General Partner


                                   By:/s/ RICHARD MASSON
                                      ---------------------------
                                          Name:  Richard Masson
                                          Title: Principal


                                   By:/s/  KENNETH LIANG
                                      ---------------------------
                                           Name:  Kenneth Liang
                                           Title: Managing Director and General
                                                  Counsel

                               GRYPHON DOMESTIC VII, LLC SEPARATE
                               ACCOUNT

                               By:  Oaktree Capital Management, LLC
                               Its: Investment Manager


                                    By:/s/  RICHARD MASSON
                                       ------------------------
                                            Name:  Richard Masson
                                            Title: Principal


                                    By:/s/  KENNETH LIANG
                                       ------------------------
                                            Name:  Kenneth Liang
                                            Title: Managing Director and General
                                                   Counsel

                             WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST

                             By:  TCW Special Credits,
                             Its: Investment Manager

                                  By:  TCW Asset Management Company
                                  Its: Managing General Partner


                                  By:/s/  RICHARD MASSON
                                     -------------------------
                                          Name:  Richard Masson
                                          Title: Authorized Signatory


                                  By:/s/  KENNETH LIANG
                                     -------------------------
                                          Name:  Kenneth Liang
                                          Title: Authorized Signatory